                                                                    EXHIBIT 10.4

               OPTION AGREEMENT FOR PURCHASE OF EMISSIONS CREDITS

     This Option Agreement for Purchase of Emissions Credits (the "Agreement") is made and entered into this 24 day of November, 2000 by and between OCEAN POWER TECHNOLOGIES, INC. a New Jersey corporation, and its Affiliates (as hereinafter defined) (collectively referred to herein as "Seller"), and WOODSIDE SUSTAINABLE ENERGY SOLUTIONS PTY. LTD. (ACN 094 813 715), a company organized under the laws of Australia ("Buyer");

                                   WITNESSETH:

     WHEREAS, Seller is in the business of developing, manufacturing, operating and selling devices that capture wave energy and convert that energy into electricity ("OPT Products");

     WHEREAS, Seller may become the beneficial owner of certain Emissions Credits (as defined below) generated by the deployment of OPT Products;

     WHEREAS, Buyer desires to acquire from Seller, and Seller agrees to grant to Buyer, an option to purchase such Emissions Credits upon the terms and provisions as hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto and for the mutual covenants contained herein, Seller and Buyer hereby agree as follows:

     1. DEFINITIONS.

     For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     (a) "Affiliate" means as to any person or entity, any other person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first person or entity, with "control" being deemed to exist in the event of direct or indirect ownership of 50% or more of the voting power or other equity interest of such person or entity.

     (b) "Applicable Laws" means the Kyoto Protocol and applicable laws, rules, regulations implementing the Kyoto Protocol.

     (c) "Compliance Period" means the first quantified emission limitation and reduction commitment period, as set forth in the Kyoto Protocol, but in no event earlier than January 1, 2008 or other date as agreed to between the parties from time to time but in no event later than December 31, 2012 or such other date as agreed to between the parties from time to time..

     (d) "Convention" means the United Nations Framework Convention of Climate Change.

     (e) "Destination Convention Party" means the party to the Convention in which the activities are located for which Buyer determines to apply the Emissions Credits.

     (f) "Emissions" means (as defined in the Convention) the release of Greenhouse Gases and/or their precursors into the atmosphere over a specified area and period of time.

     (g) "Emissions Credits" means emission reduction credits, allowances, or other transferable units recognized as commodities under emissions trading systems, auctions, markets or other transfer mechanism established in conjunction with Applicable Laws.

          Emission Credits are to be designated in metric tonnes of carbon dioxide or carbon dioxide equivalent in the case of other Greenhouse Gases.

     (h) "GST" means any value added, consumption, turnover, goods and services tax or similar tax;

     (i) "Greenhouse Gases" means those gaseous constituents of the atmosphere, both natural and anthropogenic, that absorb and re-emit infrared radiation (as further defined in the Convention and the Koyoto Protocol).

     (j)  "Kyoto Protocol" means the Kyoto Protocol to the Convention (Dec. 10,
          1997) as amended and includes all agreements adopted in succession to or in replacement of such Protocol from time to time.


     (k) "Option Term" shall mean the period beginning on the commencement date of the Compliance Period and ending on (i) the termination date of the Compliance Period or (ii) the date on which Buyer has purchased the maximum aggregate quantity of Emissions Credits covered by the Option, whichever occurs first.

     (l) "Prevailing Market Price" means (i) the price per metric tonne agreed by Buyer and Seller from time to time as that prevailing in the public market for Emissions Credits immediately prior to the date of the applicable Exercise Notice, or (ii) absent an agreement, the price per metric tonne for Emissions Credits calculated as the arithmetic average of the closing prices in the public market for Emissions Credits during the period beginning fifteen (15) days before the date of the relevant Exercise Notice and ending fifteen (15) days following the date of the relevant Exercise Notice. In the event a public market has not been established by the date of the applicable Exercise Notice, the Prevailing Market Price shall mean a reasonable price per metric tonne as determined by an independent expert agreed to by the parties or failing agreement appointed at the request of either party by the President for the time being of the American Arbitration Association, all costs associated with such appointment and determination to be borne by the parties in equal shares.

     (m) "Purchase Price" means the price per metric tonne payable by Buyer to Seller upon exercise of the Option and purchase of Emissions Credits from time to time hereunder, being an amount equal to 70% of the Prevailing Market Price.

     (n) "Shortfall Market Price" means the price per metric tonne calculated as the arithmetic average of the monthly prices for Emissions Credits in the public market for Emissions Credits during the twelve (12) months immediately preceding the end of the Option Term. In the event a public market has not been established by the end of the Option Term, the Shortfall Market Price shall mean a reasonable price per metric tonne as determined by an independent expert agreed to by the parties or failing agreement appointed at the request of either party by the President for the time being of the American Arbitration Association, all costs associated with such appointment and determination to be borne by the parties in equal shares. . Notwithstanding anything herein to the contrary, the Shortfall Market Price shall not exceed US$30 per metric tonne .

     (o) "Source Convention Party" means the party to the Convention in which the activities are located or under the Applicable Laws of which Seller has obtained ownership of the Emissions Credits.

     (p) "Taxable Supply" means any supply of goods and services which is, or becomes subject to, GST;

     (q) "US$" means dollars United States of America being the lawful currency of United States of America.


     2. GRANT OF OPTION.

     For and in consideration of the Option Fee payable by Buyer to Seller as set forth herein and subject to the terms and conditions of this Agreement, Seller does hereby grant to Buyer the right and option (the "Option") to purchase, from time to time during the Option Term, at the Purchase Price, an aggregate of up to 500,000 metric tons of Emissions Credits upon the terms and conditions as set forth herein.

     3. PAYMENT OF OPTION FEE.

     The Option is granted in consideration of Buyer's payment to Seller, contemporaneous with the execution of this Agreement, of the sum of US$600,000.00 (the "Option Fee"), by wire transfer to the account designated by Seller. If and when the Option is exercised in accordance with the terms hereof, the Option Fee paid by Buyer to Seller shall not apply toward the Purchase Price.

     4. EXERCISE OF OPTION.

     Buyer may exercise this Option, in whole or in part, at any time and from time to time during the Option Term, by giving written notice of exercise (the "Exercise Notice") to Seller, indicating in such Exercise Notice (i) the type of Emissions Credits desired to be purchased being those types or part of those types available on the register of credits maintained pursuant to clause 6, (ii) the quantity in metric tons of Emissions Credits to be purchased being those amounts or part of those amounts available on the register of credits maintained pursuant to clause 6, and (iii) the proposed Purchase Price payable upon exercise. Subject to the provisions of Section 8 of this Agreement and the determination of the applicable Purchase Price, the giving of such Exercise Notice shall create a binding contract of purchase and sale between Buyer and Seller with respect to the Emissions Credits covered by the Exercise Notice. It is expressly understood and agreed that multiple exercises of the Option shall be permitted.

     5. PURCHASE OF EMISSIONS CREDITS FOLLOWING EXERCISE.

     Within thirty (30) days following the date of the Exercise Notice, (a) Buyer shall pay to Seller the Purchase Price for the Emissions Credits specified in the Exercise Notice, and (b) contemporaneously therewith, Seller shall execute and deliver to Buyer an Assignment in the form attached hereto as Exhibit A (the "Assignment") transferring to Buyer legal title of the Emissions Credits purchased and warranting the validity thereof.

     6. REGISTER OF CREDITS.

     The Seller shall at all times from the date of this Agreement until the expiration of the Option Term, maintain a current register of information useful for Buyer when electing to exercise the Option, which register shall include, without limitation, (i) the quantity and types of Emissions Credits available to Buyer pursuant to this Agreement, (ii) pricing, and (iii) a tally of Emissions Credits previously purchased by Buyer from Seller, including the date of purchase and the Purchase Price paid.

     7. OBLIGATION TO SECURE EMISSIONS CREDITS.

     (a) At all times prior to expiration of the Option Term, Seller agrees to use its Reasonable Best Efforts (as defined in the Stock Purchase Agreement of even date herewith between Buyer and Seller), and to cause all of its Affiliates to use their Reasonable Best Efforts, to secure all available legally protectable rights to any Emissions Credits to which it may be lawfully entitled to under Applicable Law as a result of its sale of the OPT Products and/or the sale of electricity produced by Seller and/or its Affiliates through third parties within the Source Convention Party's geographic boundaries.

     (b) Seller shall cause all such Emissions Credits to which Seller or its Affiliates may be lawfully entitled to under Applicable Law be made available to Buyer pursuant to the Option in the national registry (or equivalent mechanism established under Applicable Laws) of the Destination Convention Party and to be included in the register maintained by Seller pursuant to Section 6 hereof.

     8. FAILURE BY OPT TO SUPPLY CREDITS.

(a) (i) In the event that Seller fails or is unable for any reason, other than due to the failure of Applicable Laws to allocate Emission Credits to Seller despite (subject to sub-paragraph (ii)) Seller's Reasonable Best Efforts, to sell, transfer and assign to Buyer the full quantity of Emissions Credits (not to exceed the maximum aggregate quantity covered by the Option) called by Buyer pursuant to all cumulative Exercise Notices received over the Option Term, Seller shall pay to Buyer, within twenty (20) days following expiration of the Option Term, by wire transfer to an account designated by Buyer, liquidated damages in an amount equal to
     (i) the shortfall in metric tons of Emissions Credits called for purchase by Buyer but not sold, transferred and delivered by Seller, times (ii) the Shortfall Market Price, times (iii) 30%. Upon payment of such liquidated damages, Seller and its Affiliates shall have no further obligation, liability or duty to Buyer.

     (ii) Notwithstanding the provisions of this Agreement, Seller may without breaching its obligations under this Agreement, dispose of any Emission Credits entered on the register pursuant to clause 6, to a third party but in that case these Emission Credits disposed of shall be deemed to remain on the register and the provisions relating to liquidated damages specified in sub-clause (i) are to apply as though such Emission Credits had remained on the clause 6 register.

(b) In the event that Seller is unable to sell, transfer and assign to Buyer any quantity of Emissions Credits due to the failure of Applicable Laws to allocate Emissions Credits to Seller prior to expiration of the Option Term Seller shall pay to Buyer, within twenty (20) days following expiration of the Option Term, by wire transfer to an account designated by Buyer, liquidated damages in an amount equal to the Option Fee less the cumulative sum of difference between the Prevailing Market Price at the time of assignment of each Emission Credit to Buyer pursuant to this Agreement and the Purchase Price Paid by Buyer for each such Emission Credit. Upon payment of such liquidated damages, Seller and its Affiliates shall have no further obligation, liability or duty to Buyer.

     9. FAILURE BY BUYER TO PURCHASE.

     Subject to Seller complying with its obligations under Section 6 and
Section 7, including, but not limited to, recording on the Register not less than 500 000 metric tonnes of Emissions Credits, in the event that Buyer does not exercise its right to purchase the maximum aggregate quantity of Emissions Credits covered by the Option during the Option Term, or if Buyer purchases less than the maximum aggregate quantity of Emissions Credits covered by the Option during the Option Term, Seller shall be entitled to retain the Option Fee, this Agreement shall be of no further force and effect, and neither party hereto shall have any further liability, obligation or duty hereunder.

     10. STAMP DUTIES AND GST.

     (a) Stamp Duties. Buyer and Seller shall share equally in the cost of all statutory fees and stamp duties with respect to this Agreement, and the parties shall each pay their respective costs of preparation, review and completion of this Agreement and the Assignment.

(b) GST INDEMNITY

     (i) All payments to be made by Buyer under this agreement have been calculated without regard to GST. If any such payment constitutes the consideration for the whole or any part of a Taxable Supply by Seller the amount of that payment must be increased such that Seller will (after paying its GST liability in respect of the Taxable Supply) receive the amount which Seller would have received in the absence of a GST.

     (ii) If Seller makes any Taxable Supply to Buyer, Buyer must (save to the extent that Seller is entitled to be indemnified in respect of that GST by an increased payment under clause 10(b)(i) above) pay on demand to Seller an additional amount such that Seller will receive the amount (net of payments by it in respect of GST) which Seller would have received in the absence of a GST.

     (iii) If Seller becomes liable to pay any penalty or interest as a result of late payment of GST where that late payment is as a result of the failure of Buyer to comply with the terms of this clause, then Buyer must pay on demand to Seller an additional amount equal to the amount of that penalty or interest.

     11. REPRESENTATIONS AND WARRANTIES.

     Each Party represents and warrants to the other that:

     (a) It has all necessary corporate power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered hereunder and to consummate the transactions contemplated hereby and thereby, and to perform all terms and conditions hereof and thereof to be performed by it. The execution, delivery and performance of this Agreement and all agreements, instruments and documents to be executed and delivered by it hereunder, the performance of all of the terms and conditions hereof and thereof to be performed by it, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action, including without limitation, all necessary action of its board of directors (or similar body) and no other corporate proceedings are necessary with respect thereto.

     (b) This Agreement has been duly executed and delivered by a duly authorized officer of such party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general equity principles.

     12. INDEMNITY; LIMITATION ON DAMAGES

     Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all losses, claims, damages, liabilities, deficiencies, delinquencies, defaults, assessments, fees, penalties or related costs or expenses, including, but not limited to, court costs, reasonable attorneys' and accountants' fees and disbursements (collectively referred to herein as "Claims") incurred by Buyer in defense of claims by third parties in connection with or arising out of Seller's breach of its obligations under this Agreement and/or the Assignment, but reduced by any amount paid to Buyer on account of such loss by any insurance policies which Buyer may have available. The foregoing indemnity obligation shall expire and terminate with respect to all

Claims except for those Claims for which Seller shall have received written notice requesting indemnity prior to the expiration of two (2) years following termination of the Option Term. Under no circumstances shall Seller's and its Affiliates total liability under this Agreement exceed the amount paid by Buyer to Seller under this Agreement. In addition, under no circumstances shall Seller , its Affiliates, or their respective officers, directors, employees or agents be liable for special, consequential, punitive, exemplary, indirect or incidental damages (in tort, contract, or otherwise) under or with respect to this Agreement or the Assignment or for any failure of performance by Seller or its Affiliates however caused.

     13. FURTHER ASSURANCES.

     Each party hereto agrees, without further consideration, to execute and deliver any and all certificates, instruments, assignments or agreements, and to take and do any and all other actions, as may be reasonably requested by the other in order to fulfill the conditions, consummate and make effective the transactions contemplated by this Agreement, including without limitation such actions as will vest, perfect or confirm of record or otherwise in Buyer or its designee all right, title and interest in and to the Option and all Emissions Credits purchased upon exercise of the Option. Nothing in this Section 13 shall be deemed to obligate either party to execute any certificate, instrument, assignment or agreement which increases its liabilities and obligations beyond that set forth in this Agreement.

     14. MISCELLANEOUS.

     (a) Payment of Certain Fees and Expenses. Subject to Section 10(a), each of the parties hereto shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, brokers' fees, attorneys' fees and accountants' fees.

     (b) Notices. All notices requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile or by overnight courier, or if mailed, by first class mail, postage prepaid, return receipt requested, in each case addressed as follows:

               If to Seller:

               Ocean Power Technologies, Inc.
               1590 Reed Road
               Pennington NJ 08534 USA
               Attention: George W. Taylor
               Facsimile: 1 609 730 0404 (United States of America no.)

               If to Buyer:

               Woodside Sustainable Energy Solutions Pty. Ltd.
               1 Adelaide Terrace
               Perth, Western Australia 6000
               Attention: Richard Beresford
               Facsimile: 61 8 9348 4411 (Australian no.)

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed effective on the date of delivery, transmission or deposit, as applicable, in the case of personal delivery, facsimile or overnight courier, or on the fifth business day after the mailing thereof.

     (c) Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

     (d) Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

     (e) Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party; provided, however, that Buyer shall be entitled to assign this Agreement to an Affiliate of Buyer without the consent of Seller; provided that the Affiliate expressly agrees in writing to be bound by this Agreement by a form of deed satisfactory to Seller and to unconditionally assume all of the obligations of Buyer hereunder and Buyer unconditionally guarantees the performance hereof by the Affiliate by a form of guarantee satisfactory to the Seller.

     (f) Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     (g) Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     (h) Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

     (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     (j) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, U.S.A., without regard to principles of conflicts of law which would refer the matter to the laws of another jurisdiction.

     (k) Dispute Resolution. Any dispute, difference or question between Buyer and Seller with regard to this Agreement shall be resolved in accordance with the dispute resolution procedures set forth in Section
          8.12 of the Stock Purchase Agreement of even date herewith between Buyer and Ocean Power Technologies, Inc.

     (l) Public Announcements. Except as may be required by applicable law, neither Buyer nor Seller shall issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                                        SELLER:

                                        OCEAN POWER TECHNOLOGIES, INC.


                                        By: /s/ Charles F. Dunleavy
                                            ------------------------------------
                                        Name: Charles F. Dunleavy
                                        Title: Vice President, Finance and
                                               Administration


                                        BUYER:

                                        WOODSIDE SUSTAINABLE ENERGY
                                        SOLUTIONS PTY. LTD.
                                        (ACN 094 813 715)


                                        By: /s/ Trevor Wilson
                                            ------------------------------------
                                        Name: Trevor Wilson
                                        Title: General Manager Woodside USA

                         Exhibit 1 - Form of Assignment

                                     FORM OF
                                   ASSIGNMENT

     THIS ASSIGNMENT (this "Assignment") dated the ____ day of , 20 , is executed by OCEAN POWER TECHNOLOGIES, INC. a New Jersey corporation[ if assignment is by an Affiliate replace Ocean Power Technologies with name of Affiliate](referred to herein as "Seller"), in favor of WOODSIDE SUSTAINABLE ENERGY SOLUTIONS PTY. LTD. (ACN 094 813 715), a company organized under the laws of Australia ("Buyer").

                                   WITNESETH:

     WHEREAS, pursuant to an Option Agreement for Purchase of Emissions Credits dated as of November , 2000, by and between Buyer and Seller (the "Option Agreement"), Seller agreed to transfer to Buyer, upon exercise by Buyer of the option therein granted, certain Emissions Credits owned by Seller in connection with its business; and

     WHEREAS, pursuant to the Option Agreement, Buyer has exercised its option to purchase certain Emissions Credits owned by Seller; and

     WHEREAS, this Assignment is executed in order to evidence the transfer by Seller to Buyer of legal and beneficial title to the Emissions Credits called by Buyer pursuant to the Option Agreement (capitalized terms not defined herein being used as defined in the Option Agreement).

     NOW, THEREFORE, in consideration of the premises, mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. CONVEYANCE.

     Seller does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER unto Buyer, its successors and assigns, effective as of the date hereof, the following Emissions Credits:

                                    [to come]

     TO HAVE AND TO HOLD the Emissions Credits, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Buyer, its successors, assigns and legal representatives forever.

2. REPRESENTATIONS AND WARRANTIES BY SELLER.

     Seller hereby represents and warrants to Buyer, as follows:

     (a) Authority. Seller has all necessary corporate power and authority to execute and deliver this Assignment, to effect the transfer of title intended hereby, and to perform all terms and conditions hereof to be performed by it. The execution, delivery and performance of this Assignment have been duly authorized by all necessary corporate action, including without limitation by all necessary action of the board of directors (or similar body) of Seller, and no other corporate proceedings are necessary with respect thereto.

     (b) Validity of Agreement. This Assignment has been duly executed and delivered by a duly authorized officer of Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general equity principles.

     (c) Ownership of Emissions Credits. Seller is the legal and beneficial owner of, and has good and marketable title to, the Emissions Credits, free and clear of all liens, pledges, securities interests, encumbrances, restrictions, reservations, covenants and adverse claims.

     (d) No Conflicts, Consents or Approvals. Neither the execution and delivery of this Assignment by Seller, nor the transfer of legal and beneficial ownership of the Emissions Credits from Seller to Buyer hereunder, will (i) conflict with or violate (A) the organizational documents of Seller, or (B) any federal, state, local or foreign law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement of law applicable to Seller, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any third party, other than those obtained as set forth in Section 2(f).

     (e) Approvals of Governmental Agencies or Other Authority. Seller has obtained all approvals of all international and national regulatory agencies or treaty organizations necessary to transfer the Emissions Credits (as addressed in the Applicable Laws of the Destination Convention Party) to the national registry account (or equivalent mechanism established under Applicable Laws of the Destination Convention Party) of Buyer.

3. FURTHER ACTIONS.

     Seller hereto agrees, without further consideration, to execute and deliver any and all certificates, instruments, assignments or agreements, and to take and do any and all other actions, as may be reasonably requested by Buyer in order to fulfill the conditions, consummate and make effective the transactions contemplated by this Assignment, including without limitation such actions as will vest, perfect or confirm of record or otherwise in Buyer or its designee all right, title and interest in and to all Emissions Credits intended to be conveyed to Buyer hereby.

4. INDEMNITY, LIMITATION ON DAMAGES

     Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all losses, claims, damages, liabilities, deficiencies, delinquencies, defaults, assessments, fees, penalties or related costs or expenses, including, but not limited to, court costs, reasonable attorneys' and accountants' fees and disbursements (collectively referred to herein as "Claims") incurred by Buyer in defense of claims by third parties in connection with or arising out of Seller's breach of its obligations under this Agreement, but reduced by any amount paid to Buyer on account of such loss by any insurance policies which Buyer may have available. The foregoing indemnity obligation shall expire and terminate with respect to all Claims except for those Claims for which Seller shall have received written notice requesting indemnity prior to the expiration of two (2) years following termination of the Option Term. Under no circumstances shall Seller's and its Affiliates total liability under this Agreement exceed the amount paid by Buyer to Seller under this Agreement. In addition, under no circumstances shall Seller , its Affiliates, or their respective officers, directors, employees or agents be liable for special, consequential, punitive, exemplary, indirect or incidental damages (in tort, contract, or otherwise) under or with respect to this Agreement or for any failure of performance by Seller or its Affiliates however caused.

5. HEADINGS.

     The title headings contained in this Assignment are inserted for convenience only and shall not be deemed a part of this Assignment or considered in construing this Assignment.

6. GOVERNING LAW.

     This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York, U.S.A., without regard to the choice of law principles thereof.

     IN WITNESS WHEREOF, Seller has caused this instrument to be executed by its duly authorized officers as of the date set forth above.

SELLER:
OCEAN POWER TECHNOLOGIES, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       -----------------------------

THE STATE OF __________ Section
                        Section
COUNTY OF _____________ Section

     This instrument was acknowledged before me on the ____ day of _______, 20__,____________ , _______________ of Ocean Power Technologies, Inc., a New
Jersey corporation, on behalf of said corporation.

               BUYER:
               WOODSIDE SUSTAINABLE ENERGY SOLUTIONS PTY. LTD.
               (ACN 094 813 715)

          By:
              -------------------------------
          Name:
                -----------------------------
          Title:
                -----------------------------

THE STATE OF __________ Section

     This instrument was acknowledged before me on the ____ day of _______, 20__, ____________ , _______________ of Woodside Sustainable Energy Solutions Pty. Ltd., a company organised under the laws of Australia, on behalf of said company.